Exhibit 10.9
RESTRICTED UNIT AGREEMENT
THIS RESTRICTED UNIT AGREEMENT (this “Agreement”) is entered into by and between Crosstex Energy GP, LLC, a Delaware limited liability company (the “Company”), and          (“Participant”) as of the Grant Date.
WITNESSETH:
WHEREAS, the Crosstex Energy GP, LLC Long-Term Incentive Plan (“Plan”) was adopted by the Company for the benefit of certain employees and non-employee directors of the Company and its Affiliates; and
WHEREAS, Participant is eligible to participate in the Plan and the Committee has authorized the grant to Participant of common units representing limited partner interests (“Units”) of Crosstex Energy, L.P., a Delaware limited partnership (the “Partnership”), containing certain restrictions, pursuant to the Plan and upon the terms set forth herein;
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Company and Participant hereby agree as follows:
1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Plan.
“Grant Date” means 12/15/2009.
“Qualifying Termination” means Participant’s employment or service with the Company or its Affiliates is terminated due to Participant’s (i) death, (ii) becoming disabled and qualified to receive benefits under the Company’s long-term disability plan or (iii) retirement with the approval of the Committee on or after reaching age 60.
“Restricted Units” means __ common units of the Partnership, subject to the provisions of this Agreement.
“Vesting Commencement Date” means 01/01/2010.
2. Restricted Unit Award. On the terms and conditions and subject to the restrictions, including forfeiture, hereinafter set forth, the Company hereby makes to Participant, and Participant hereby accepts, an award of the Restricted Units (the “Award”). The certificate or certificates evidencing the Restricted Units may be delivered to and deposited with the Secretary of the Company as “Escrow Agent” in this transaction. The Restricted Units may also be held in a restricted book entry account in the name of the Participant. Such certificates or book entry Restricted Units are to be held by the Escrow Agent until termination of the Restricted Period with respect to any portion of the Restricted Units, when such unrestricted portion shall then be released by said Escrow Agent to the Participant, or to Participant’s representative.
3. Vesting/Forfeiture.
(a) The Restricted Units shall be subject to a restricted period that shall commence on the Grant Date and, if Participant is in the continuous service of the Company or its Affiliates until such vesting dates, terminate on the vesting dates set forth as follows (such period herein called the “Restricted Period”): (i) thirty-three and one-third percent (33 1/3%) of such Units (if a fractional number, then the next lower whole number) shall vest on the first anniversary of the Vesting Commencement Date, (ii) thirty-three and one-third percent (33 1/3%) of such Units (if a fractional number, then the next lower whole number) shall vest on the second anniversary of the Vesting Commencement Date, and (iii) the remainder of such Units shall vest on the third anniversary of the Vesting Commencement Date.

(b) The Restricted Units shall be forfeited to the Company at no cost to the Company if Participant’s employment or service with the Company or its Affiliates terminates prior to the termination of the Restricted Period applicable to such units; provided, however, that, in the event of a Change in Control or a Qualifying Termination occurring during the Restricted Period, the Restricted Units shall become fully vested and the Restricted Period shall terminate. Unless and until the Restricted Units are delivered to Participant upon vesting, the Restricted Units shall not be assigned, alienated, pledged, attached sold or otherwise transferred or encumbered by Participant in any manner.
(c) Nothing in this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or its Affiliates, nor shall this Agreement interfere in any manner with the right of the Company or its Affiliates to terminate the employment or service of Participant with or without cause at any time.
(d) Upon the termination of the Restricted Period applicable to the Restricted Units, the restrictions applicable to the Restricted Units that have not theretofore been forfeited shall terminate, and as soon as practicable thereafter a certificate for the number of Restricted Units with respect to which the restrictions have terminated, together with any distributions with respect to such Units then being held by the Company pursuant to the provisions of this Agreement, if any, shall be delivered, free of all such restrictions, to Participant or Participant’s beneficiary or estate, as the case may be.
(e) Notwithstanding anything contained herein to the contrary, the Committee shall have the right to cancel all or any portion of any outstanding restrictions prior to the termination of such restrictions with respect to any or all of the Restricted Units on such terms and conditions as the Committee may, in writing, deem appropriate.
(f) Subject to any forfeiture, Participant will have the right to vote such Restricted Units and to exercise all other rights, powers and privileges of a holder of the Units with respect to such Restricted Units, with the exception that the Participant will not be entitled to delivery of the certificate(s) representing such Restricted Units until the Restriction Period applicable to such Restricted Units or a portion thereof shall have expired and unless all other vesting requirements with respect thereto have been fulfilled.
4. DER Grant. Subject to the following, the Award of Restricted Units granted hereunder includes a tandem award of a number of DERs equal to the number of Restricted Units granted hereunder. Each DER shall entitle the Participant to receive cash payments equal to the cash distributions made by the Partnership with respect to its outstanding Units generally, provided that no cash distributions shall be payable to or on behalf of the Participant with respect to record dates before the Grant Date, or with respect to any record date occurring after the Grant Date on which the Participant has forfeited the Restricted Units pursuant to the terms of this Agreement or the Plan. The DERs shall lapse on the earlier of (i) the date on which the Restricted Units are forfeited or (ii) the termination of the Restricted Period.
5. Taxes.
(a) PARTICIPANT REPRESENTS THAT PARTICIPANT IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE IN CONNECTION WITH THE RESTRICTED UNITS. Participant hereby acknowledges that Participant has been informed that, unless an election is filed by the Participant with the Internal Revenue Service (and, if necessary, the proper state taxing authorities) within 30 days of the Grant Date, electing pursuant to Section 83(b) of the Internal Revenue Code (and similar state tax provisions, if applicable) to be taxed currently on the fair market value of the Restricted Units as of the Grant Date, Participant will be required to include as ordinary income in the year which includes the date of termination of the restrictions on the Restricted Units the fair market value of the Restricted Units as of such date. Participant represents that Participant has consulted any tax advisors Participant deems advisable in connection with the Restricted Units and the filing of an election under Section 83(b) and similar tax provisions. A form of election under Section 83(b) is attached hereto as Exhibit A for reference. PARTICIPANT HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING SUCH ELECTION AND PAYING ANY TAXES RESULTING FROM SUCH ELECTION OR FROM THE FAILURE TO FILE SUCH ELECTION.

(b) If Participant makes an election under Section 83(b) with respect to the Restricted Units, Participant agrees to deliver a copy of such election to the Company concurrently with the filing of such election with the Internal Revenue Service. In such event, Participant shall make arrangements satisfactory to the Committee to pay in the year of the Award any federal, state or local taxes required to be withheld with respect to such Units. If Participant fails to make such payments, then any provision of this Agreement to the contrary notwithstanding, the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due from the Company or its Affiliates to or with respect to Participant, whether or not pursuant to this Agreement or the Plan and regardless of the form of payment, any federal, state or local taxes of any kind required by law to be withheld with respect to such Units.
(c) (i) Participant will pay to the Company or its Affiliates, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to (x) payments received due to ownership of DERs, and (y) the termination of restrictions with respect to the Restricted Units (in which case arrangements will be made no later than the date of the termination of the restrictions).
(ii) Participant shall, to the extent permitted by law, have the right to deliver to the Company or its Affiliates Restricted Units to which Participant shall be entitled upon the vesting thereof (or other unrestricted Units owned by Participant), valued at the fair market value of such Units at the time of such delivery to the Company or its Affiliates, to satisfy the obligation of Participant under Section 5(c)(i) of this Agreement.
(iii) Any provision of this Agreement to the contrary notwithstanding, if Participant does not otherwise satisfy the obligation of Participant under Section 5(c)(i) of this Agreement, then the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due from the Company or its Affiliates to or with respect to Participant, whether or not pursuant to this Agreement or the Plan and regardless of the form of payment, any federal, state or local taxes of any kind required by law to be withheld with respect to the ownership of DERs and the Restricted Units (with respect to which the restrictions set forth herein have terminated).
6. Non-Assignability. The Award is not assignable or transferable by Participant.
7. Legend. Each certificate representing the Restricted Units shall conspicuously set forth on the face or back thereof, in addition to any legends required by applicable law or other agreement, a legend in substantially the following form:
THE COMMON UNITS REPRESENTED BY THIS CERTIFICATE HAVE BEEN ASSIGNED AND TRANSFERRED TO THE RECORD HOLDER HEREOF PURSUANT TO THE TERMS OF THE CROSSTEX ENERGY GP, LLC LONG-TERM INCENTIVE PLAN AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, DISCOUNTED, EXCHANGED, PLEDGED OR OTHERWISE ENCUMBERED OR DISPOSED OF IN ANY MANNER EXCEPT AS SET FORTH IN THE TERMS OF THE AGREEMENT EMBODYING THE AWARD OF SUCH UNITS. A COPY OF SUCH PLAN AND AGREEMENT IS ON FILE IN THE OFFICES OF THE COMPANY.

8. Entirety and Modification. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, between such parties relating to such subject matter. No modification, alteration, amendment or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.
9. Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible, and such provision shall be deemed inoperative to the extent it is unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.
10. Gender. Words used in this Agreement which refer to Participant and denote the male gender shall also be deemed to include the female gender or the neuter gender when appropriate.
11. Headings. The headings of the various sections and subsections of this Agreement have been inserted for convenient reference only and shall not be construed to enlarge, diminish or otherwise change the express provisions hereof.
12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law).
13. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.

CROSSTEX ENERGY GP, LLC

By:

Name:
Title:

PARTICIPANT:

You must accept this grant and the terms of this Agreement in order to receive it. To accept this grant, complete the Grant Acceptance Form at the website of solium: (www.solium.com).

EXHIBIT A
ELECTION UNDER SECTION 83(b) OF THE
INTERNAL REVENUE CODE
The undersigned Taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, as amended, to include in gross income for the Taxpayer’s current taxable year the excess, if any, of the fair market value of the property described below at the time of transfer over the amount paid for such property, as compensation for services.

1.	TAXPAYER’S NAME:

TAXPAYER’S ADDRESS:

SOCIAL SECURITY NUMBER:

2.
The property with respect to which the election is made is described as follows:                      common units representing limited partner interests of Crosstex Energy, L.P., a Delaware limited partnership (the “Company”), which is Taxpayer’s employer or an affiliate thereof or the entity for whom the Taxpayer performs services or an affiliate thereof.

3.	The date on which the units were transferred was , 20__, and this election is made for calendar year 20__.

4.	The units are subject to the following restrictions: Vesting over a period of ___ years.

5.	The fair market value of the units (without regard to restrictions other than restrictions which by their terms will never lapse) was $____ per unit at the time of transfer.

6.	The amount paid for such units was $0 per unit.

7.	The Taxpayer has submitted a copy of this statement to the Company.
THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (“IRS”), AT THE OFFICE WHERE THE TAXPAYER FILES ANNUAL INCOME TAX RETURNS, WITHIN 30 DAYS AFTER THE DATE OF TRANSFER OF THE PROPERTY, AND MUST ALSO BE FILED WITH THE TAXPAYER’S INCOME TAX RETURNS FOR THE CALENDAR YEAR FOR WHICH THE ELECTION IS MADE. THE ELECTION CANNOT BE REVOKED WITHOUT THE CONSENT OF THE IRS.

Date:

Taxpayer’s Signature